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                                  Ropes & Gray
                            ONE INTERNATIONAL PLACE          ONE FRANKLIN SQUARE
                        BOSTON, MASSACHUSETTS 02110-2624     1301 K STREET, N.W.
30 KENNEDY PLAZA                  (617) 951-7000                  SUITE 800 EAST
PROVIDENCE, RI 02903-2358       FAX:(617) 951-7050     WASHINGTON, DC 20005-3333
(401) 455-4400                                                    (202) 626-3900
FAX: (401) 455-4401                                           FAX:(202) 626-3961

                                August 5, 1999



Aerovox Incorporated
740 Belleville Avenue
New Bedford, Massachusetts  02745

     Re:  Aerovox Incorporated
          --------------------

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 100,000 shares of Common Stock, $1.00 par value (the "Shares"), of Aerovox Incorporated, a Delaware corporation (the "Company").

     We have acted as counsel for the Company and are familiar with the action taken by the Company in connection with the Company's Employee Stock Purchase Plan (the "Plan"). For purposes of this opinion, we have examined the Plan and such other documents, records, certificates, and other instruments as we have deemed necessary.

     We express no opinion as to the applicability of compliance with or effect of federal law or the law of any jurisdiction other than The Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and sold and consideration received therefor by the Company in accordance with the terms of the Plan, the Shares will be validly issued, fully paid, and non-assessable.

     We, hereby, consent to your filing this opinion as an exhibit to the Registration Statement. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                     Very truly yours,

                                     /s/ Ropes & Gray

                                     Ropes & Gray